Exhibit  5.1

Tollefsen Business Law  p.c.
2825 Colby Avenue, Suite 304
Everett, Washington 98201
Telephone (425) 353-8883

February 22, 2011

ITEX Corporation
3326 160th Avenue SE, Suite 100
Bellevue, Washington 98008

Re:	Registration Statement on Form S-8 for Offering of 400,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to ITEX Corporation, a Nevada corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 400,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) that are reserved for issuance under Company’s 2004 Equity Incentive Plan (the “Plan”) as described in the Company’s registration statement on Form S-8 (as may subsequently be amended, the “Registration Statement”).

We have examined the Registration Statement, the Plan, and originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents, records and matters of law as we have deemed relevant or necessary for the purpose of the opinion set forth below.  In giving this opinion, we have assumed the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon the foregoing, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan and any agreements thereunder, will be validly issued, fully paid, and nonassessable.

Our opinion expressed above is limited to the Nevada General Corporation Law, and we express no opinion with respect to the applicability of any other laws

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

Very truly yours,

/s/ TOLLEFSEN BUSINESS LAW P.C.

TOLLEFSEN BUSINESS LAW P.C.